                                                        EXHIBIT 4.12

                            THE TWA AIR LINE PILOTS


                       1995 EMPLOYEE STOCK OWNERSHIP PLAN


                       (Effective as of January 1, 1995)

                                                         TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----

SECTION 1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2  Plan Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     2.1   Commencement of Participation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.2   Termination of Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

SECTION 3  Contributions and Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     3.1   Company Contributions and Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.2   Timing of Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.3   Participant Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.4   Accounting for Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.5   Limitation on Allocations to Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.6   Valuations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 4  Investment of Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     4.1   Investment in Company Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.2   Fiduciary Concerns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.3   Pre-Retirement Diversification Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

SECTION 5  Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

SECTION 6  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     6.1   Timing of Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     6.2   Required Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     6.3   Manner and Form of Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     6.4   Direct Rollover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     6.5   Facility of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     6.6   Interests Not Transferable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.7   Absence of Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.8   Designation of Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.9   Missing Participants or Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     6.10  Qualified Domestic Relations Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION 7  Voting and Certain Dispositions of
           Company Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

     7.1   Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     7.2   Control Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     7.3   No Illegal Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22


SECTION 8   Rights, Restrictions and Options on
            Company Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

     8.1    Put Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     8.2    Share Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     8.3    Nonterminable Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 9   Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

     9.1    In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 10  Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

     10.1   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     10.2   ESOP Committee Membership and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     10.3   Delegation by ESOP Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     10.4   Information To Be Furnished to ESOP Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     10.5   ESOP Committee's Decision Final . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     10.6   Compensation and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     10.7   Indemnification of the ESOP Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     10.8   Resignation or Removal of ESOP Committee Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     10.9   Appointment of Successor ESOP Committee Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     10.10  Interested ESOP Committee Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     10.11  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     10.12  Expenses of the Plan and Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     10.13  Stock Bonus Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

SECTION 11  Claims Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

     11.1   Written Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     11.2   Notice of Denial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     11.3   Review Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     11.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

SECTION 12  Amendment and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     12.1   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     12.2   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     12.3   Merger and Consolidation of Plan; Transfer of Plan Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     12.4   Distribution on Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

SECTION 13  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

     13.1   Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
     13.2   Reversions to Supplemental Stock Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
     13.3   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
     13.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
     13.5   Evidence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
     13.6   Participation Not Guarantee of Employment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
     13.7   Exclusive Benefit of Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

         13.8       Action by   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
         13.9       Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41

                            THE TWA AIR LINE PILOTS

                       1995 EMPLOYEE STOCK OWNERSHIP PLAN
                       (EFFECTIVE AS OF JANUARY 1, 1995)


         The purpose of the TWA Air Line Pilots 1995 Employee Stock Ownership Plan is to enable employees of the Company who are represented by ALPA to have an opportunity to acquire stock ownership interest in the Company. The Plan is designed to invest exclusively in Company Stock (except for de minimis investments and cash pending investments in Company Stock or pending distribution to participants and to comply with diversification requirements of Code Section 401(a)(28)), and to invest primarily in "qualified employer securities" (as defined in Code Section 4975(e)(8)). The Plan is intended to be qualified under Code Section 401(a). The trust holding the assets of the Plan is intended to be exempt from taxation under Code Section 501(a). The Plan is part of an overall program which includes the initial transfer of 30 percent of the ownership of the Company to the employees as contemplated by the Company's Plan of Reorganization confirmed by the Federal Bankruptcy Court on August 4, 1995.



                                   SECTION 1

                                  DEFINITIONS

         In this Plan whenever the context so indicates, the singular or plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him" shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

         1.1 "Account" means the account established and maintained in the name of each Participant or Beneficiary to reflect his interest in the Plan.

         1.2 "Affiliate" means any corporation, trade or business, which, at the time of reference, is together with the Company, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control or an affiliated service group, as described in Code Section Section 414(b), 414(c) and 414(m), respectively, or any other organization treated as a single employer under Code Section 414(o); provided, however, that where the context so requires, the term "Affiliate" shall be construed to give full effect to the provisions of Code Section
Section  409(1)(4) and 415(h).
         1.3        "Allocation Date" means August 31 of any Plan Year.

         1.4 "Allocation Period" means for each Plan Year, the twelve consecutive month period ending on the August 31 that occurs within such Plan Year.

         1.5        "ALPA" means the Air Line Pilots Association, International.

         1.6 "Available Contribution" means the Company Stock and other assets available to be contributed to the Plan each Plan Year as determined under Section 4.2 of the Supplemental Stock Plan.

         1.7 "Beneficiary" means the person or persons to whom a deceased Participant's benefits are payable under the Plan, as provided in
Section 6.8.

         1.8 "Board of Directors" means the board of directors of the Company.

         1.9 "Code" means the provisions of the Internal Revenue Code of 1986, as amended, and all successor laws thereto. Where the Plan refers to a particular section of the Code, such reference shall also apply to any successor to that section.

         1.10 "Company" means Trans World Airlines, Inc. and any successor thereof.

         1.11 "Company Stock" means shares of common stock issued by the Company that meets the requirements of Code Section 409(l).

         1.12 "Compensation" means with respect to any Plan Year the Eligible Employee's Rate of Pay as of the Allocation Date (or if earlier, such date the Employee ceases to be an Eligible Employee for all pay elements other than the rate table) multiplied by a fraction, the numerator of which is the number of days the Employee is an Eligible Employee during the Allocation Period and the denominator of which is 365 (366 for the Allocation Period ending August 31, 1996 and each 4 years ending thereafter).

         1.13 "Control Transaction" means (a) any tender offer or exchange offer for Company Stock or any other opportunity or series of opportunities for the Plan to dispose of (or convert in connection with a sale, exchange or disposition) at least 3% of its Company Stock (other than conversions or dispositions to effectuate distributions or diversification elections under the Plan), and (b) any transaction or series of related transactions pursuant to which any person or group (as defined in Rule 13d-3 under the Exchange Act) acquires or seeks to acquire, directly or indirectly, "control" (as defined in the Exchange Act) of the Company or of all or a substantial portion of the tangible or intangible assets of the Company and its subsidiaries, whether by merger, consolidation, share exchange, tender offer, exchange offer, sale, lease, exchange, conversion, voting trust, proxy or otherwise. For purposes of Plan provisions relating to a "Control Transaction," "person" means an individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization, governmental authority, judicial entity or other entity.

         1.14 "Diversification Election Period" means the ninety day period following the close of each Plan Year in the Diversification Period.

         1.15 "Diversification Period" means the six Plan Year period beginning with the first Plan Year in which the individual first becomes a Qualified Participant.

         1.16       "Effective Date" means January 1, 1995.

         1.17 "Eligible Employee" means any Employee who is represented by ALPA and is (a) in an active pay status or (b) on military leave entitled to reemployment rights under Chapter 43 of Title 38 of the United States Code.
For purposes of this definition, active pay status means whenever a pilot is receiving compensation under any section of the Agreement between the Company and ALPA effective September 1, 1994, and successor agreements thereto.

         1.18 "Employee" means any individual employed by the Company or an Affiliate.

         1.19 "ERISA" means the provisions of the Employee Retirement Income Security Act of 1974, as amended, and all successor laws thereto. Where the Plan refers to a particular section of ERISA, such reference shall also apply to any successor to that section.

         1.20 "ESOP Committee" means the committee appointed to administer the Plan pursuant to Section 10.

         1.21       "Highly Compensated Employee" means

                    (a) An Employee described in Code Section 414(q) who is an Employee and performs service during the determination year and is described in one or more of the following groups:

                            (i)    An Employee who is a 5% owner, as
         defined in Code Section 416(i)(1)(A)(iii) at any time during the determination year or the look-back year;

                           (ii)    An Employee who received Statutory
         Compensation in excess of $75,000.00 (indexed in accordance with Code
         Section  415(d)) during the look-back year;

                              (iii) An Employee who received Statutory Compensation in excess of $50,000.00 (indexed in accordance with Code
         Section 415(d)) during the look-back year and is a member of the top-paid group for the look-back year;

                               (iv) An Employee who is an officer within the meaning of Code Section 416(i)), during the look-back year and receives Statutory Compensation in the look-back year greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A) for the calendar year in which the look-back begins; and

                                (v) An Employee who is both described in clause (ii), (iii) or (iv) above, when the clauses are modified to substitute the determination year for the look-back year, and one of the 100 employees who receives the most Statutory Compensation during the determination year.

                    (b) The top-paid group consists of the top 20% of Employees ranked on the basis of Statutory Compensation received during the year. For purposes of determining the number of Employees in the top-paid group, Employees described in Code Section 414(q)(8) and Q&A 9(b) of section 1.414(q)-1T of the regulations are excluded.

                    (c) The determination year is the current Plan Year for which the determination of who is highly compensated is being made. The look-back year is the 12-month period immediately preceding the determination year, or, if the Company elects, the calendar year ending with or within the determination year.

                    (d) The number of officers is limited to 50 (or, if lesser, the greater of three Employees or 10% of Employees) excluding those Employees who may be excluded in determining the top-paid group. When no officer has Statutory Compensation in excess of 50% of the Code Section 415(b)(1)(A) limit, the highest paid officer is treated as a Highly Compensated Employee.

                    (e) Statutory Compensation includes elective or salary reduction contributions to a plan described in Code Section Section 125, 401(k) or 403(b). Companies aggregated under Code Section Section 414(b), (c),
(m), or (o) are treated as a single employer.

                    (f) Family Members of either a 5% owner or a Highly Compensated Employee in the group consisting of the ten highest paid Employees shall be deemed to be a Highly Compensated Employee and Statutory Compensation paid to such Family Members or contributions made on their behalf shall be treated as if it were paid to or contributed for the benefit of the 5% owner or Highly Compensated Employee.

         1.22 "Limitations" means the compensation and contribution and benefit limitations imposed by Code Section Section 401(a)(17) and 415(b), (c) and (e).

         1.23 "MEC" means the ALPA Master Executive Council of Trans World Airlines, Inc.

         1.24 "Normal Retirement Date" means the date on which a Participant attains age 60.

         1.25 "Participant" means any Employee who has become a Participant in accordance with Section 2 or any other person with an Account balance under the Plan.

         1.26 "Plan" means The TWA Air Line Pilots 1995 Employee Stock Ownership Plan, as amended from time to time.

         1.27       "Plan Administrator" means the Company.

         1.28       "Plan Year" means the calendar year.

         1.29 "Qualified Participant" means a Participant who has attained at least age 55 and has at least 10 years of participation under the Plan.

         1.30 "Rate of Pay" means the hourly rate of pay (including highest gross weight and mileage pay), based on TWA pay seniority, status and TWA equipment bid award, and calculated at 1/2 day and 1/2 night for each narrow body (e.g. DC9, MD80, 727) equipment, and at 1/2 domestic and 1/2 international for each wide body (e.g. 767, L1011, 747) equipment. If an Eligible Employee does not have a current equipment type bid award, the hourly rate of pay (including highest gross weight and mileage pay) will be based on TWA pay seniority, status and TWA equipment bid award such Eligible Employee would be eligible to hold. For other categories, not currently in effect, the Company shall amend the Plan pursuant to Section 12.1 to provide the applicable rate of pay.

         1.31       "Statutory Compensation" means

                    (a) All compensation paid by the Company or an Affiliate to a Participant while an Employee which is reportable on Form W-2 for Federal income tax purposes. In no instance shall the Statutory Compensation of any Participant for any Plan Year considered under this Plan exceed $150,000 (as adjusted by the IRS for increases in the cost of living in accordance with Code
Section  401(a)(17)(B)).

                    (b) For purposes of applying the $150,000 (as indexed) limit on compensation of a Highly Compensated Employee, the Highly Compensated Employee's family unit will be treated as a single employee with one compensation and the $150,000 limit (as indexed) will be allocated among the members of the family unit in proportion to each member's compensation. For purposes of this paragraph, family unit is the Highly Compensated Employee, the Highly Compensated Employee's spouse and the Highly Compensated Employee's lineal descendant's who have not attained age 19 before the end of the Plan Year.

         1.32 "Supplemental Stock Plan Trust" means the trust established in connection with the Supplemental Stock Plan.

         1.33 "Supplemental Stock Plan" means the TWA Air Line Pilots Supplemental Stock Plan.

         1.34 "Trust" means The TWA Air Line Pilots 1995 Employee Stock Ownership Plan Trust created in connection with the establishment of the Plan.

         1.35 "Trust Agreement" means the trust agreement establishing the Trust.

         1.36 "Trust Fund" means the assets held in the Trust for the benefit of the Participants and their Beneficiaries.

         1.37 "Trustee" means the trustee or trustees in office from time to time under the Trust Agreement.

         1.38 "Valuation Date" means the last day of each Plan Year and any other date selected by the ESOP Committee as they deem necessary for the operation of the Plan.

                                   SECTION 2

                               PLAN PARTICIPATION


         2.1        Commencement of Participation.
                    -----------------------------

                    An Employee shall become a Participant in the Plan on the first day such Employee is an Eligible Employee on or after the Effective Date.

         2.2        Termination of Participation.
                    ----------------------------

                    A Participant shall cease to be a Participant as of the date his benefits are determined for distribution to him, or if earlier, on the date of his death.





    7                                                              SECTION 2

                                   SECTION 3

                         CONTRIBUTIONS AND ALLOCATIONS


         3.1        Company Contributions and Allocations.
                    -------------------------------------

                    (a) Each Plan Year the Company, or the Supplemental Stock Plan Trust on behalf of the Company, shall contribute to the Plan the total of all Participant allocations as determined in Section 3.1(b).

                    (b) Each Participant's allocation shall be determined as follows:

                                (i)        The Available Contribution shall be
multiplied by a fraction, the numerator of which is the Participant's Compensation and the denominator of which is the total Compensation of all Supplemental Stock Plan participants, and reduced by

                               (ii)        the amount which may not be
contributed to the Plan on behalf of the Participant due to the Limitations.

                    (c) The amount determined under Section 3.1(b) shall be credited to each Participant's Account as of the last day of the Plan Year for which the contribution is made.

                    (d) For purposes of the allocations under this Section a Participant's annualized Compensation is limited to $150,000 as adjusted pursuant to Code Section 401(a)(17).

                    (e) The Company shall be responsible for calculating the allocation under Section 3.1(b).

         3.2        Timing of Contributions.
                    -----------------------

                    Contributions made to the Plan by the Company, or the Supplemental Stock Plan Trust on behalf of the Company, for any Plan Year shall be made no later than the March 1 following the Plan Year to which such contributions are attributable.

         3.3        Participant Contributions.
                    -------------------------

                    Contributions by Participants are neither required nor permitted.





    8                                                              SECTION 3

         3.4        Accounting for Allocations.
                    --------------------------

                    (a) The ESOP Committee shall establish the (i) Accounts (and sub-accounts, if deemed necessary) for each Participant, and (ii) accounting procedures for the purpose of making the allocations to the Participants' Accounts provided for in this Section 3.

                    (b) The ESOP Committee shall maintain adequate records of the cost basis of shares of Company Stock allocated to each Participant's Account.

                    (c) From time to time, the ESOP Committee may modify its accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants, in accordance with the provisions of this Section 3 and the applicable requirements of the Code and ERISA.

                    (d) In accordance with Section 10, the ESOP Committee may delegate the responsibility for maintaining Accounts and records.

         3.5        Limitation on Allocations to Participants.
                    -----------------------------------------

                    (a) GENERAL. Subject to the provisions of this Section 3.5, Code Section 415, including the effect of any transitional rule, shall be incorporated by reference into the terms of the Plan. No allocation shall be made under Section 3.1 that would result in a violation of Code Section 415.

                    (b) CODE SECTION 415 COMPENSATION. For purposes of this Section 3.5, Compensation shall be adjusted to reflect the general rule of Treasury Regulation section 1.415-2(d).

                    (c) LIMITATION YEAR. The "limitation year" (within the meaning of Code Section 415) shall be the calendar year.

                    (d) MULTIPLE PLANS. In any case where a corrective adjustment is needed in the aggregate annual additions to a Participant's Account in this Plan, and any other defined contribution plan maintained by the Company or an Affiliate that would be aggregated with this Plan during the limitation year, or a corrective adjustment is needed in the aggregate benefits from defined contribution plans and defined benefit plans maintained by the Company or an Affiliate, in order to comply with the Code Section 415 limits, then such adjustment shall be made in the following manner and order in the amounts necessary to comply with Code Section 415:

      (i) by reduction in the Participant contributions to the TWA Pilots Directed Account Plan;

                               (ii)        then, by reduction in the
contributions to this Plan;

                              (iii)        then, by reduction in the
Participant's Salary Deferred Contributions to the Section 401(k) Plan for Pilots of Trans World Airlines, Inc.;

                               (iv)        then, by reduction in Company
contributions to the TWA Pilots Directed Account Plan; and

                                (v)        then, by reduction in the benefits
accrued under the Retirement Plan for Pilots of Trans World Airlines, Inc.

                    (e) EXCESS ALLOCATIONS. If, after applying the provisions of this Section 3.5, allocations under Section 3.1 would otherwise result in a violation of Code Section 415, the ESOP Committee shall reduce the allocation of contributions under this Plan for this limitation year and hold the contribution in suspense to reduce Company contributions for the next limitation year (and succeeding limitation years, as necessary) for the affected Participant in accordance with Regulation section 1.415-6(b)(6)(ii).

         3.6        VALUATIONS.
                    ----------

                    All valuations of shares of Company Stock that are not readily tradeable on an established securities market shall be valued by an independent appraiser selected by the ESOP Committee.

                                   SECTION 4

                            INVESTMENT OF TRUST FUND


         4.1        INVESTMENT IN COMPANY STOCK.
                    ---------------------------

                    The Trust Fund shall be invested primarily in shares of Company Stock, subject to the Trustee's power to hold cash pending investment in Company Stock or pending distribution to Participants or pursuant to diversification rights under Code Section 401(a)(28) as set forth in Section
4.3. Accordingly, the Trustee may invest and hold up to 100% of the Trust Fund in Company Stock.

         4.2        FIDUCIARY CONCERNS.
                    ------------------

                    With respect to the exercise of any fiduciary responsibility with respect to the Plan or Trust, including, without limitation, the voting, sale, exchange, other disposition or conversion of Company Stock, the relevant fiduciary may, to the extent permitted by law, take into consideration any relevant economic factors affecting the interests of current and future Participants (and Beneficiaries), including, but not limited to, the prospect for continued Employee enfranchisement through the voting power of Company Stock held in the Plan and the prospect for future employment with the Company and its Affiliates.

         4.3        PRE-RETIREMENT DIVERSIFICATION RIGHTS.
                    -------------------------------------

                    (a) GENERAL. Any Qualified Participant may elect to diversify the investment of a portion of his Account under this Section 4.3. During the Diversification Period such Qualified Participant shall be entitled to request, within the Diversification Election Period, the diversification of up to 25% of the balance of his Account, to the extent such amount exceeds the amount to which any prior election under this Section 4.3 applies. During the last Diversification Election Period, the preceding sentence shall be applied by substituting "50%" for "25%".

                    (b) AMOUNT. In the case of a Qualified Participant who has made one or more elections during such Participant's Diversification Periods, the extent to which a subsequent election exceeds the amount to which any prior election applies shall be 25% or 50%, as the case may be, of the sum of the balance of his Account as of the Valuation Date of the Plan Year with respect to which the subsequent election is made and the amounts or number of shares of Company Stock diversified pursuant to prior elections, less the amounts diversified pursuant to prior elections. The diversification of a Participant's Account under this Section 4.3 shall only be effected within 90 days following the applicable

Diversification Election Period in which the Qualified Participant makes his request. Notwithstanding the foregoing, if the fair market value of the Company Stock allocated to the Account of a Qualified Participant is $5OO or less as of the Valuation Date immediately preceding the first day of a Diversification Election Period, such Qualified Participant shall not be entitled to an election under this Section 4.3 for that Diversification Election Period.

                    (c) A Participant's election to diversify pursuant to this Section 4.3 shall only be effected by having the ESOP Committee direct the Trustee to sell the portion of stock in the Participant's Account to be diversified, and to transfer the proceeds of such sale to the Participant's account in the TWA Pilots Directed Account Plan.

                                   SECTION 5

                                    VESTING


         A Participant's Account shall be fully vested (nonforfeitable) at all times, and will be distributed to him or, in the event of his death, to his Beneficiary, in accordance with the applicable provisions of Section 6.

                                   SECTION 6

                                 DISTRIBUTIONS


         6.1        TIMING OF DISTRIBUTIONS.
                    -----------------------

                    (a) REGULAR DISTRIBUTIONS. Subject to the following provisions of this Section 6, a Participant (or, in the case of a Participant's death, his Beneficiary) may elect (but shall not be required) to receive a distribution of the balance of his Account, as of the Valuation Date coincident with or next following the date the Participant's employment with the Company and its Affiliates terminates for any reason.

                    (b) DEFERRED DISTRIBUTIONS. A Participant (or a spousal Beneficiary) may elect to defer the commencement of his distribution to any date on or prior to the April 1 of the calendar year next following the calendar year in which such Participant attains (or would have attained) age 70 1/2.

         6.2        REQUIRED DISTRIBUTIONS.
                    ----------------------

                    (a) Notwithstanding any provision herein to the contrary, unless the Participant otherwise elects under Section 6.1(b), the distribution of the Account of a Participant whose employment with the Company and its Affiliates terminates shall commence no later than 60 days following the close of the Plan Year in which the latest of the following occurs: (A) a Participant reaches his Normal Retirement Date, (B) the Participant's employment with the Company and its Affiliates terminates and (C) the 10th anniversary of the year in which the Participant commenced participation in the Plan.

                    (b) Notwithstanding any provision herein to the contrary, the distribution of a Participant's Account balance shall commence no later than the April 1 of the calendar year next following the calendar year in which such Participant attains age 70 1/2. Any amount distributed pursuant to this Section 6.2(b) shall, in the case of a Participant who is an Employee, be limited to the minimum amount required to be distributed pursuant to Code
Section  401(a)(9).

                    (c) Notwithstanding any provision herein to the contrary, if a Participant's employment with the Company and its Affiliates terminates by reason of death, or if a Participant dies after his employment terminates but before a distribution commences from the Plan, then, unless the Participant's spouse is the Beneficiary, all of the Participant's interest in the Plan must be completely distributed within five years after the date of his death.

                    (d)    To the extent permitted by law, Code Section 401
(a)(9) and any related transitional rules are incorporated by reference into the terms of the Plan.

         6.3        MANNER AND FORM OF DISTRIBUTIONS.
                    --------------------------------

                    (a) Participants shall receive their benefits in a single distribution.

                    (b) All distributions shall be made in shares of Company Stock except for fractional shares and the portion of benefits attributed to a diversification election under Section 4.3.

         6.4        DIRECT ROLLOVER.
                    ---------------

                    To the extent required by Code Section 401(a)(31), the Participant (or a spousal Beneficiary) shall have the right to elect to have any distribution that constitutes an eligible rollover distribution (as defined in Code Section 401(a)(31)(C)) paid directly to an "eligible retirement plan" (as defined in Code Section 401(a)(31)(D)) specified by such Participant (or a spousal Beneficiary). If a Participant (or a spousal Beneficiary) fails to make the foregoing election he shall be deemed to have not made such election. The provisions of this Section 6.4 shall be administered in accordance with, and subject to, such rules as the ESOP Committee may prescribe, which rules may include any limitations permitted under Code Section 401(a)(31).

         6.5        FACILITY OF PAYMENT.
                    -------------------

                    (a) GENERAL. Subject to Section 6.5(b), if, in the opinion of the Plan Administrator, a Participant or Beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Plan Administrator may (but shall not be required to), until claim is made by a conservator or other person legally charged with the care of his person or of his estate, direct the Trustee to make payment to a relative or friend of such person for his benefit. Thereafter, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

                    (b) MINORS. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person's then living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (iii) if no parent of that person is then living, to a custodian selected by the Plan Administrator to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Plan Administrator decides not to select another custodian to hold the funds for the minor, payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

                    (c) DISCHARGE. Any payment made under this Section 6.5 shall fully discharge, to such extent, the obligation of the Trustee to pay benefits under the Plan with respect to such Participant, Beneficiary or minor.

         6.6        INTERESTS NOT TRANSFERABLE.
                    --------------------------

                    The interests of Participants and their Beneficiaries under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except as otherwise provided in Section 6.10.

         6.7        ABSENCE OF GUARANTY.
                    -------------------

                    The Trustee, the ESOP Committee and the Company in no way guarantee the Trust Fund from loss or depreciation. Moreover, the Company does not guarantee any payment to any person. The liability of the Trust to make any payment is limited to the available Trust Fund.

         6.8        DESIGNATION OF BENEFICIARY.
                    --------------------------

                    (a) GENERAL. In the event of the death of a married Participant, the Participant's Account balance will be paid to his surviving spouse, except as otherwise provided below. Each Participant may, by signing a form furnished by the Plan Administrator, designate or change a Beneficiary to whom his benefits are to be paid if he dies before he receives all of his benefits; provided, however, that if a married Participant designates a Beneficiary other than his spouse, his spouse must consent in writing to such designation and acknowledge in writing the effect of such designation, and such consent and acknowledgement must be witnessed by a notary public. Any designation by an unmarried Participant shall be rendered ineffective by any subsequent marriage and any consent of a spouse shall be effective only as to that spouse.

                    (b) BENEFICIARY DESIGNATION. A Beneficiary designation form will be effective only when the signed form is filed with the Plan Administrator while the Participant is alive and will cancel all Beneficiary designation forms signed earlier.

                    (c) NO DESIGNATED BENEFICIARY. If a Participant dies without having a designated Beneficiary as provided above (or if the designated Beneficiary dies before the Participant), the ESOP Committee shall direct the Trustee to pay the deceased Participant's benefits as follows:

                                (i)        first, to the surviving spouse of
         the Participant, if any;

                               (ii) second, to the children (including any adopted children) of the Participant, per stirpes; and

                              (iii) third, if the Participant leaves no surviving spouse and has no descendants pursuant to paragraph (ii) above, to the estate of the Participant.


If the designated Beneficiary survives the Participant, but dies prior to the date benefits are distributed, the benefits shall be deemed payable to the designated beneficiary and distributed to the estate of the designated beneficiary.

                    (d) DISSOLUTION OF MARRIAGE. Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary shall be treated as though the Participant's former spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this Section 6.8 which clearly names such former spouse as a Beneficiary, or (ii) a court order, presented to the Plan Administrator prior to distribution on behalf of the Participant, explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary. In any case in which the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as otherwise provided in the Participant's Beneficiary designation.

         6.9        MISSING PARTICIPANTS OR BENEFICIARIES.

                    Each Participant and each Beneficiary must file with the Plan Administrator from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Plan Administrator, or if no address is filed with the Plan Administrator, then, at the Participant's last post office address as shown on the Company's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. The Company, the Plan Administrator and the Trustee will not be required to search for or locate a

Participant or his Beneficiary. In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the ESOP Committee, after sending a communication, statement or notice to the last post office address filed with the Plan Administrator, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be reallocated to the remaining participants proportionate to their Account balances. In the event a Participant or his Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored first from Trust earnings and second from a Company contribution made solely for restoration purposes.

         6.10       QUALIFIED DOMESTIC RELATIONS ORDER.
                    ----------------------------------

                    In addition to payments made under Section 6.1 on account of a Participant's termination of employment, payments may also be made to an Alternate Payee (as defined below) prior to, coincident with, or after a Participant's termination of employment if made pursuant to a qualified domestic relations order (as defined in Code Section 414(p)). The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders, including, in its sole discretion, the establishment of segregated accounts for Alternate Payees. The term "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

                                   SECTION 7

                VOTING AND CERTAIN DISPOSITIONS OF COMPANY STOCK


         7.1        VOTING.
                    ------

                    (a) IN GENERAL. Each Participant or Beneficiary, as a named fiduciary within the meaning of ERISA section 403(a)(1), in accordance with the procedures hereinafter set forth, may direct the Trustee with respect to the vote of the shares of Company Stock allocated to his Account, and the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide timely instructions to the Trustee.

                    (b) UNINSTRUCTED SHARES. The ESOP Committee shall vote shares of Company Stock allocated to any Participant's Account for which no instructions were timely received by the Trustee in the best interest of the Plan Participants and Beneficiaries as it determines in its sole discretion.

                    (c) PROCEDURE. Such directions shall be provided directly to the Trustee and shall be held in confidence and not be divulged or released to any other person. Within a reasonable time prior to each annual or special meeting of holders of Company Stock, the Company, as directed by the ESOP Committee, shall furnish to all Participants (and Beneficiaries) entitled to direct the Trustee as to the voting of shares of Company Stock copies of any proxy solicitation material provided to holders of voting Company Stock generally together with appropriate instruction forms or cards and information concerning the method of providing such instructions to the Trustee. To the extent permitted by law, if the Trustee cannot follow directions of Participants (or Beneficiaries), the ESOP Committee shall direct the Trustee.

         7.2        CONTROL TRANSACTION.
                    -------------------

                    (a) GENERAL. The provisions of this Section 7.2 shall apply in the event a Control Transaction is commenced or proposed by a person or persons. In the event a Control Transaction is commenced or proposed, the ESOP Committee, promptly after receiving notice, shall transfer certain of the ESOP Committee's record keeping functions under the Plan to an independent record keeper (which if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participants (and Beneficiaries) in connection with the Control Transaction. Within a reasonable time after a Control Transaction is commenced, the Company, as directed by the ESOP Committee, shall furnish to all Participants (and Beneficiaries) entitled, as hereinafter set forth, to direct the Trustee with respect to the Control

Transaction, copies of all offering material provided to holders of Company Stock generally, together with appropriate instruction forms or cards and information concerning the method of providing such instructions to the Trustee. Except as otherwise required by ERISA, the Trustee shall have no discretion or authority to sell, exchange, transfer, convert or otherwise dispose of any shares of Company Stock pursuant to such Control Transaction except to the extent that the Trustee is timely directed to do so in writing as follows:

                                (i)        IN GENERAL.  Each Participant (or
         Beneficiary) to whose Account shares of Company Stock have been allocated may, as a named fiduciary within the meaning of ERISA section 403(a)(1), direct the Trustee with respect to the sale, exchange, transfer, conversion or other disposition of the shares of Company Stock allocated to his Account, and the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide timely instructions to the Trustee.

                               (ii) UNINSTRUCTED SHARES. Each active Participant who directed the Trustee with respect to shares allocated to his Account in accordance with Section 7.2(a)(i) may, again as a named fiduciary, direct the Trustee with respect to a portion of the number of shares of Company Stock allocated to any Participant's Account for which no instructions were timely received by the Trustee. Such portion shall be determined as follows:

                                       (A)         Such portion shall be
                           limited to the number of shares of Company Stock allocated to the Accounts of Participants for which no instructions were timely received.

                                       (B)         The number of shares of
                           Company Stock determined under clause (A) shall be multiplied by a fraction, the numerator of which is the number of shares of Company Stock that such Participant directed the Trustee in accordance with
                           Section 7.2(a)(i) and the denominator of which is the aggregate number of shares that were directed by active Participants in accordance with Section 7.2(a)(i).

                                       (C)         Such Participant, as a named
                           fiduciary, shall be entitled to direct the Trustee with respect to the number of shares determined under clause (B).

All such instructions from Participants (and Beneficiaries) shall be provided directly to the independent record keeper which, if different from the Trustee, shall then instruct the Trustee as to the amount of shares to be sold, tendered, exchanged, transferred, converted or otherwise disposed of in accordance with the above directions. To the extent the Trustee cannot follow Participant (or Beneficiary) instructions, the ESOP Committee, as a named fiduciary, shall direct the Trustee. Except as contemplated by the foregoing or as required to facilitate the making of Plan distributions or diversification elections or as required by law, the Trustee shall have no authority to dispose of Company Stock in a Control Transaction or otherwise.

                    (b) RECORDS. Following any Control Transaction that has resulted in the sale or exchange of any shares of Company Stock held in the Plan, the record keeper shall continue to maintain on a confidential basis the Accounts of Participants (and Beneficiaries) to whose Accounts shares of Company Stock were allocated at any time during such offer, until complete distribution of such Accounts or such earlier time as the record keeper determines that the transfer of the record keeping functions back to the ESOP Committee will not violate the confidentiality of the directions given by the Participants (and Beneficiaries). In the event that there is no sale or exchange of any shares of Company Stock held in the Plan pursuant to the Control Transaction, the record keeper shall transfer back to the ESOP Committee the record keeping functions; provided, however, that the record keeper shall keep confidential any instructions which it may receive from Participants (and Beneficiaries) relating to the Control Transaction.

                    (c) PROCEEDS. For purposes of allocating the proceeds of any sale or exchange pursuant to a Control Transaction, the ESOP Committee or the independent record keeper, as the case may be, shall determine the portion, expressed as a percentage, of shares of each class of Company Stock tendered by the Trustee that were actually sold or exchanged. The adjustments to individual Accounts shall be made by the ESOP Committee or the independent record keeper, as the case may be, on information supplied by the Company, the ESOP Committee or the Trustee.

                    (d) ACTIONS TO BE TAKEN FOLLOWING A CONTROL TRANSACTION. Notwithstanding Section 4.2 or any other provision of this Plan or the Trust Agreement that requires that the Trust Fund be invested primarily in shares of Company Stock, this Section 7.2(d) shall apply if a Control Transaction results in the sale or exchange or other disposition of any shares of Company Stock held in the Plan. If the consideration received by the Trust as a result of the Control Transaction consists solely of "appropriate securities" (as defined below), the terms of the Plan shall continue as if the Control Transaction had not occurred. If the consideration received includes cash, property or securities, other than appropriate securities, the Trustee shall invest the proceeds in appropriate securities to the extent possible; if the Trustee is able to reinvest all such proceeds in appropriate securities, the Plan, shall continue as if the Control Transaction had not occurred; if the Trustee is unable to reinvest all such proceeds in appropriate securities, then the Company shall make appropriate arrangement (which shall be reasonably satisfactory to ALPA to protect the substantive interests of the Participants and Beneficiaries. For purposes of this Section 7.2(d), "appropriate securities" shall mean stock (i) that is described in Code Section 409(1), (ii) that is either common stock described in Code Section 409 (1)(1) or preferred stock that converts into such common stock, (iii) is readily tradable on an established securities market and (iv) the issuer of which stock has a Moody's senior long-term debt rating which is at least as good as the Moody's senior long-term debt rating of the Company at such time.

         7.3        NO ILLEGAL ACTIONS.
                    ------------------

                    Notwithstanding any other provision of this Plan, the Trustee shall not be obligated to follow the direction of a named fiduciary unless such direction is in accordance with the terms of the Plan and is proper under ERISA section 403(a)(2) and not contrary to Title I of ERISA.

                                   SECTION 8

               RIGHTS, RESTRICTIONS AND OPTIONS ON COMPANY STOCK


         8.1        PUT OPTION.
                    ----------

                    If Company Stock distributed is not readily tradable on an established market (within the meaning of Code Section 409(h)), the Company shall issue a "Put Option" to each Participant (or his Beneficiary) receiving a distribution of such Company Stock from the Plan. The Put Option shall permit the Participant (or his Beneficiary) to sell such Company Stock to the Company, at any time during two put option periods (described below), at the then fair market value, such fair market value to be determined at least annually as of the respective Valuation Date by an independent appraiser selected by the ESOP Committee. The first put option period shall be a period of at least 60 days beginning on the date of distribution of Company Stock to the Participant (or his Beneficiary). The second put option period shall be a period of at least 60 days beginning after the new determination of the fair market value of Company Stock is made by an independent appraiser (and notification is given to the Participant or his Beneficiary) in the next following Plan Year. The Company shall permit the Trustee, in its discretion, to purchase the Company Stock tendered to the Company under a Put Option. If the Company purchases Company Stock tendered under a Put Option and the Company Stock was distributed to the Participant (or his Beneficiary) in the form of a lump sum, the payment, at the discretion of the Company, may be made (a) in five substantially equal annual installments commencing not later than 30 days after the exercise of the Put Option; provided, however, that the purchaser provides adequate security and reasonable interest (as determined by the ESOP Committee) on unpaid installments, or (b) in a lump sum. If the Company purchases Company Stock tendered under a Put Option and the Company Stock was distributed as part of an installment distribution, the payment, in the form of a lump sum, must be made not later than 30 days after the exercise of the Put Option. The Trustee, on behalf of the Trust, may offer to purchase any shares of Company Stock (which are not sold pursuant to a Put Option) from any former Participant or Beneficiary at any time in the future, at its then fair market value.

         8.2        SHARE LEGEND.
                    ------------

                    Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws. Except as otherwise provided in this Section 8, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option or buy-sell or similar arrangement.

         8.3        NONTERMINABLE RIGHTS.
                    --------------------

                    The provisions of this Section 8 shall continue to be applicable to Company Stock even if the Plan ceases to be an "employee stock ownership plan" (as defined under Code Section 4975(e)(7)).

                                   SECTION 9

                                   DIVIDENDS


         9.1        IN GENERAL.
                    ----------

                    Any dividends paid with respect to shares of Company Stock allocated to the Participants' Accounts shall be allocated to such Accounts, pro rata, according to the number of shares of Company Stock held in such Accounts on the dividend record date; any cash dividends shall be used by the Trustee to purchase shares of Company Stock.

                                   SECTION 10

                                 ADMINISTRATION


         10.1       GENERAL.
                    -------

                    The Company shall be the administrator of the Plan and shall have the rights, duties and obligations of an "administrator" as that term is defined in ERISA section 3(16)(A) and of a "plan administrator" as that term is defined in Code Section 414(g). Some administrative functions have been allocated to the ESOP Committee, which shall have the rights, duties and obligations set forth herein. The ESOP Committee shall be the "named fiduciary," as described in ERISA section 402, with respect to its authority under the Plan, except to the extent provided in Section 7, for which each Participant (or Beneficiary) shall be the named fiduciary.

         10.2       ESOP COMMITTEE MEMBERSHIP AND AUTHORITY.
                    ---------------------------------------


                    (a) GENERAL. The ESOP Committee shall consist of three or more individuals appointed by the MEC and one non-voting member appointed by the Company. The MEC shall give written notice of its appointment to ALPA, the Company and the Trustee. The Company shall give written notice of its appointment to the MEC, ALPA and the Trustee. Meetings of the ESOP Committee shall be held at a location to be determined by ESOP Committee. Meetings may be held telephonically and the ESOP Committee may act by unanimous written consent. The ESOP Committee is the named fiduciary with respect to the management and disposition of assets held in the Trust Fund. The ESOP Committee shall have the following powers, rights and duties:

                                (i) to adopt such rules of procedure and regulations for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

                               (ii) to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the ESOP Committee;

                              (iii) to determine all questions arising under the Plan, to resolve all ambiguities, to correct defects, to supply omissions, including the power to determine the rights or eligibility of Employees or Participants and their Beneficiaries and their respective benefits; provided, however, that the ESOP Committee will not have jurisdiction or power to add to or subtract from the Plan or any amendments thereto;

                               (iv)        to give such directions to the
         Trustee with respect to the Trust Fund as may be provided in this Plan or in the Trust Agreement;

                                (v) to maintain and keep adequate books, records and other data as shall be necessary to administer the Plan, except those that are maintained by the Company or by the Trustee;

                               (vi) to direct all payments of benefits to Participants and Beneficiaries, consistent with the terms of the Plan and the Trust Agreement;

                              (vii) to establish an investment policy and objective for the Plan, except that it is understood that the Plan is designed to invest primarily in Company Stock;

                             (viii) to elect a Chairman and to appoint a Secretary, who need not be a member of the ESOP Committee, who shall keep minutes of the proceedings and have custody of all records and documents pertaining to administration of the Plan;

                               (ix) to be agent for the service of legal process on behalf of the Plan;

                                (x)        to authorize one or more of its
         members to execute any documents on behalf of the ESOP Committee, in which event the ESOP Committee shall notify the Trustee in writing of such action (the certificate of the Secretary or any authorized member of the ESOP Committee that the ESOP Committee has taken or authorized any action shall be conclusive in favor of any person relying on such certificate);

                               (xi)        to obtain, as necessary, an
         independent appraisal of the fair market value of the Company Stock held by the Trust from an independent appraiser who meets the requirements of Code Section 170(a)(1);

                              (xii)        to perform any other acts,
         consistent with the Plan and Trust Agreement, necessary or appropriate to the administration of the Plan and the discharge of its duties.

                    (b)    SPECIAL PROVISIONS.
                           ------------------

                                (i)        As set forth in Section 11.3, the
         ESOP Committee will have the exclusive power to hear and determine all appeals of claims denied under Section 11.2 of the Plan pursuant to the procedures hereinafter provided. With respect to such disputes, the following provisions will govern:

                                   (A)     The jurisdiction of the ESOP
                           Committee will be exclusive. Appeals may be submitted to the ESOP Committee either by a Participant, a Beneficiary or by ALPA on behalf of one of more Participants or Beneficiaries.

                                   (B)     The ESOP Committee will establish
                           rules of procedure for the conduct of appeals before it, which rules will not be inconsistent with the provisions of the Plan. Insofar as possible, such procedures will follow the procedure of the American Arbitration Association. The Chairman will promptly advise the Company and ALPA of such rules of procedure.

                                   (C)     All appeals properly referred to the
                           ESOP Committee for consideration will be addressed to the Chairman in the form of a submission as prescribed by the rules of procedure. Each submission, including all papers and exhibits in connection therewith, will be forwarded to the Chairman, who will promptly transmit one copy thereof to the members of the ESOP Committee. The submission in each dispute will include the question to be decided by the ESOP Committee, the provisions of the Plan involved in the dispute, the position of the petitioner and all asserted facts supporting such position.

                                   (D)     The submission will state the names
                           of the parties to whom the petitioner sent copies of the submission. A copy of the submission will be served by the petitioner upon ALPA and the Company.

                                   (E)     The submission will state whether or
                           not the petitioner requests both a hearing on the facts and oral argument, or only oral argument. The answer of each party may request a hearing on the facts and oral argument or only oral argument. If neither the submission nor any answer requests a hearing, the ESOP Committee may waive a hearing and dispose of the dispute on the basis of the submission and answers.

                                   (F)     When a hearing has been requested in
                           a dispute, the ESOP Committee will fix a date for such hearing as soon as reasonably possible after receipt of the submission. The hearing will be held and the ESOP Committee shall notify the Participant of the disposition of the matter within 60 days after receipt of the submission (unless circumstances require a longer period which can be no more than an additional 60 days, unless the Participant requests a delay). If two or more members of the ESOP Committee consider the question involved in the dispute to be of sufficient urgency, the ESOP Committee may fix an earlier date, which will not be less than ten days after filing of the answer. If requested by the ESOP Committee or the Participant, a transcript of each proceeding will be made and retained in the files of the ESOP Committee. Such hearing will be heard at the location determined by the ESOP Committee.

                                   (G)     Appeals before the ESOP Committee
                           shall be decided by a majority vote of the members of the ESOP Committee (excluding for all purposes the non-voting members). However, a majority of the members of the ESOP Committee (excluding for all purposes the non-voting members) has the power to require that any submission be referred for decision to a neutral arbitrator. Further, if the ESOP Committee deadlocks in the case of any vote, the matter shall be referred for decision to a neutral arbitrator. In any case in which a neutral arbitrator is to be appointed, the ESOP Committee will, within 10 days after notice of the need to appoint a neutral arbitrator, agree upon a neutral arbitrator. If the ESOP Committee fails to agree upon the selection of a mutually acceptable neutral arbitrator, an arbitrator with knowledge of employee stock ownership plans will be supplied by the American Arbitration Association. When a neutral arbitrator is selected, the power to take further action with respect to the dispute shall rest with the neutral arbitrator until the final decision is made in the dispute.

                                   (H)     When a neutral arbitrator is
                           selected, any party to a dispute may make a written request to the neutral arbitrator for a further hearing or oral argument provided it is made within 15 days after such selection. The neutral arbitrator will decide such requests. If no further hearing or argument is held, the neutral arbitrator will consider and review the prior record in the dispute. The decision of the neutral arbitrator will be rendered within 30 days after the close of any further hearing or argument. The neutral arbitrator shall decide the matter based upon the record before him and the terms of the Plan and shall not give weight to any previous votes of the ESOP Committee concerning the matter.

                                   (I)     The decision of the ESOP Committee,
                           or neutral arbitrator, if any, will be final and binding upon the Company, ALPA, a Participant or Beneficiary and any other person claiming under the Plan.

                                   (J)     Subject to Section 10.12, the
                           expenses and reasonable compensation of the neutral arbitrator selected as provided herein shall be paid by the Company.

                               (ii)        Except as provided in Section
         10.2(b)(i), for all other purposes under the Plan, a majority of the members (excluding non-voting members) of the ESOP Committee will constitute a quorum. All actions and decisions of the ESOP Committee under this Section 10 shall be by (A) the affirmative vote of a majority of the members present at the meeting at which the vote is being taken or (B) the unanimous written consent of all members then in office. If the ESOP Committee deadlocks in the case of any vote, the matter shall be referred for decision to a neutral arbitrator. The procedures set forth in subsections 10.2(b)(i)(G) through (J) shall apply.

         10.3       DELEGATION BY ESOP COMMITTEE.
                    ----------------------------

                    The ESOP Committee may establish procedures for allocation of fiduciary responsibilities among its members and delegation of fiduciary responsibilities to persons other than named fiduciaries; provided, however, that the delegation of the power to manage or control the assets of the Trust Fund may only be delegated to an "investment manager" (as defined in ERISA section 3(38)). In exercising its authority to control and manage the operation and administration of the Plan, the ESOP Committee may employ agents and counsel (who may also be employed by or represent ALPA or the Company) and to delegate to them such powers as the ESOP Committee deems desirable. Any such delegation or appointment shall be in writing and shall reflect the unanimous action of the ESOP Committee members then acting. The writing contemplated by the foregoing sentence shall fully describe the advice to be rendered or the functions and duties to be performed by the delegate.

         10.4       INFORMATION TO BE FURNISHED TO ESOP COMMITTEE.
                    ---------------------------------------------

                    The Company shall furnish the ESOP Committee such data and information as may be reasonably required to administer this Plan; provided, however, that the preceding phrase shall not in any case restrict the ability of ESOP Committee members to see individual Account data with respect to Participants and, provided, further, that individualized information shall be treated in a confidential manner. The ESOP Committee shall be entitled to rely on any information furnished by the Company that is needed for calculation of benefits due under the Plan, or any matters relating to administration of the Plan. A Participant or Beneficiary entitled to benefits under the Plan must furnish to the ESOP Committee such evidence, data or information as the ESOP Committee considers desirable to carry out its obligations under the Plan. Any benefits under the Plan may be conditional upon the prompt submission of such information.

         10.5       ESOP COMMITTEE'S DECISION FINAL.
                    -------------------------------

                    Except as otherwise provided herein, to the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the ESOP Committee made by the ESOP Committee in good faith is binding on all persons. Except as provided in ERISA section 405, a dissenting member is not responsible for any action or failure to act if within a reasonable time he registers his dissent with the other members, the Company and the Trustee.

         10.6       COMPENSATION AND EXPENSES.
                    -------------------------

                    The Company shall pay the flight pay loss for trips missed by pilot Committee members, all fees and expenses (including, but not limited to, reasonable travel and travel related living expenses of the ESOP Committee, the fees and expenses of the Trustee, legal counsel and Plan Administrator) incurred or charged in connection with the establishment or operation of the Plan. No remuneration shall be paid to any ESOP Committee member for services performed hereunder by the Plan or Trust.

         10.7       INDEMNIFICATION OF THE ESOP COMMITTEE.
                    -------------------------------------

                    The MEC and ALPA and their representatives, the ESOP Committee, each member thereof, and each of their respective agents and delegates, shall be indemnified and held harmless by the Company to the fullest extent permitted by law against any and all liabilities, settlements, judgments, losses, costs and expenses (including reasonable legal fees and expenses) of whatever kind and nature which may be imposed on, incurred by or asserted against them by reason of the establishment, administration and implementation of the Plan and Trust or by reason of being, or having been, a member of the ESOP Committee including, but not limited to, (i) performance or nonperformance of their duties in connection with the Plan, or (ii) acting in good faith or in reliance on a written direction or certification of the Company. The foregoing right of indemnification shall be in addition to other rights such persons may have by law or by reason of insurance coverage of any kind. The Company may, at its own expense, settle any claim asserted or proceeding brought against any such persons when such settlement appears to be in the best interests of the Company. The Company shall secure fidelity bonding for the fiduciaries of the Plan as required by ERISA section 412 and shall secure fiduciary liability insurance for ESOP Committee members not less favorable than any ERISA insurance coverage provided to any fiduciary of any Company qualified plan. Indemnification provided under this Section 10.7 shall apply until, and in excess of any amount, paid by the insurance provided hereunder.

         10.8       RESIGNATION OR REMOVAL OF ESOP COMMITTEE MEMBER.
                    -----------------------------------------------

                    An ESOP Committee member may resign at any time by delivering his written resignation to the Company and the MEC. The MEC may remove an ESOP Committee member for any reason.

         10.9       APPOINTMENT OF SUCCESSOR ESOP COMMITTEE MEMBERS.
                    -----------------------------------------------

                    The MEC shall promptly fill any vacancy in the membership of the ESOP Committee and shall give written notice thereof to the other ESOP Committee members, ALPA, the Company and the Trustee.

         10.10      INTERESTED ESOP COMMITTEE MEMBER.
                    --------------------------------

                    A member may not decide or determine any matter or question concerning his own benefits under the Plan or as to how they are to be paid to him unless either such decision could be made by him under the Plan if he were not a member of the ESOP Committee, or such decision applies to all affected Participants similarly. If a member is disqualified to act, and the remaining members of the ESOP Committee cannot agree on a decision, the MEC may appoint a temporary member to exercise the powers of the interested member concerning the matter as to which he is disqualified.

         10.11      COMPLIANCE WITH LAWS.
                    --------------------

                    Notwithstanding anything in the Plan or the Trust Agreement to the contrary, every individual who is a fiduciary with respect to the Plan shall exercise his responsibilities with respect to the Plan in a manner consistent with ERISA and other applicable laws.

         10.12      EXPENSES OF THE PLAN AND TRUST.
                    ------------------------------

                    All expenses of administering the Plan and Trust shall be charged to and paid by the Company and its Affiliates. Payment of expenses shall not be deemed to be Company contributions.

         10.13      STOCK BONUS PLAN.
                    ----------------

                    The Plan is a stock bonus plan.

                                   SECTION 11

                                CLAIMS PROCEDURE


         11.1       WRITTEN CLAIM.
                    -------------

                    The Company, which may delegate its authority, shall be the fiduciary for the initial decision on claims for benefits under the Plan. A Participant (or Beneficiary) may present a claim to the Company for any unpaid benefits. The Company shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received, unless special circumstances require an extension of time for processing the claim.
If an extension is required, notice of the extension shall be furnished to the claimant prior to the end of the initial 90 day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the three preceding sentences. If the claim for benefits is wholly or partially denied, the Company shall notify the Participant (or Beneficiary) in writing of such denial of benefits within 90 days after the Company initially received the benefit claim. Such 90-day period may be extended for an additional 90 days if the Company provides written notice of the extension to the claimant prior to the termination of such 90 day period and the extension is based on special circumstances.

         11.2       NOTICE OF DENIAL.
                    ----------------

                    A notice of a denial of benefits shall advise the Participant (or Beneficiary) of:

                    (a)    the specific reason or reasons for the denial;

                    (b) the specific provisions of the Plan on which the denial is based;

                    (c) any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and an explanation of why such material or information is necessary; and

                    (d) the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

         11.3       REVIEW PROCEDURE.
                    ----------------

                    Each Participant (or Beneficiary) whose claim for benefits has been denied shall have the opportunity to file a written request pursuant to Section 10.2(b)(i) for a full and fair review of his claim by the ESOP Committee, to review all documents pertinent to his claim, and to submit a written statement regarding issues relative to his claim. Such written request for review of his claim must be filed pursuant to the procedure set forth in
Section 10.2(b)(i) by the Participant (or Beneficiary) within 60 days after receipt of written notification of the denial of his claim.

         11.4       NOTICES.
                    -------

                    All notices denying a claim for benefits, and all decisions on requests for a review of the denial of a claim for benefits, shall be written in a manner calculated to be understood by the Participant (or Beneficiary) filing the claim or requesting the review.

                                   SECTION 12

                           AMENDMENT AND TERMINATION


         12.1       AMENDMENT.
                    ---------

                    While the Company expects and intends to continue the Plan, the Company must necessarily reserve, and does hereby reserve, the right to amend the Plan, at any time; provided, however, no amendment may be adopted without the prior approval of ALPA.

         12.2       TERMINATION.
                    -----------

                    The Plan will terminate as to all of the Company on any date specified by the Company; provided, however, the Company may not terminate the Plan without the prior approval of ALPA.

         12.3       MERGER AND CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS.
                    ---------------------------------------------------------

                    No merger or consolidation with, or transfer of assets to, any other plan may be effected without the prior approval of ALPA. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provision shall be made so that each Participant in the Plan on the date thereof, if the Plan was then terminated, would receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer, if the Plan had then terminated. Notwithstanding the preceding language, in the event of a merger, if the surviving corporation of the merger agrees to continue the Plan, no termination or partial termination will be deemed to have occurred. This
Section 12.3 does not apply to transfers or rollovers described in Section 6.4.

         12.4       DISTRIBUTION ON TERMINATION.
                    ---------------------------

                    If, on termination of the Plan, a Participant remains an Employee of the Company or any of its Affiliates, the amount of the Participant's benefits may be retained in the Trust until after the Participant's termination of employment with the Company or any of its Affiliates and shall be paid to such Participant or, in the event of the Participant's death, to his Beneficiary, in a lump sum. The benefits payable to a Participant whose employment with the Company or any of its Affiliates is terminated coincident with the termination of the Plan shall be paid to the Participant or, in the event of the Participant's death, to his Beneficiary, in a lump sum. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected persons have been distributed to them. Affected Participants will be notified of an amendment, termination or partial termination of the Plan, as required by law.

                                   SECTION 13

                                 MISCELLANEOUS


         13.1       QUALIFICATION.
                    -------------

                    The Plan is designed and intended to comply with the requirements of Code Section 401(a) so that contributions and the income on assets in Participants' Accounts will be exempt from Federal income tax until distributed. Accordingly, the adoption of the Plan and the implementing Trust and contributions hereunder are contingent upon and subject to obtaining a written determination of the Internal Revenue Service that the Plan complies with the requirements of Code Section 401(a) and that the Trust is exempt from taxation under Code Section
 501(a). Return of contributions, if any, shall be made pursuant to Section
13.2.

         13.2       REVERSIONS TO SUPPLEMENTAL STOCK PLAN.
                    -------------------------------------

                    All contributions hereunder are expressly conditioned on their deductibility under Code Section 404 and the initial qualification of the Plan. Notwithstanding anything to the contrary contained in the Plan, or in any amendment hereto, if (a) any contribution has been made by the Company by a mistake of fact, or (b) the initial qualification of the Plan under Code
Section 401(a) has been denied, or (c) any deduction for a contribution has been disallowed, the Trustee shall return the entire Trust assets if clause (b) applies or such contribution (or the value thereof if lower than the amount of such contribution) if clauses (a) or (c) apply to the Supplemental Plan trust, but in no event shall any such return be made after the expiration of one year following (i) the payment thereof in the case of clause (a) above, (ii) the denial of qualification in the case of clause (b) above, or (iii) the disallowance of the deduction in the case of clause (c) above; provided, however, that prior to any such return, appropriate arrangements shall be made with ALPA to protect the substantive rights of Participants and Beneficiaries under the Plan.

         13.3       GOVERNING LAW.
                    -------------

                    The Plan shall be construed and administered according to the laws of the State of Missouri to the extent that such laws are not preempted by the laws of the United States of America.

         13.4       NOTICES.
                    -------

                    Any notice, communication or document required hereunder to be given to, or filed with, the ESOP Committee, ALPA, the Company or any other person shall be properly given or filed if it is in writing and delivered in person or by mail (including federal express, telex and facsimile transmission) addressed,

         If to ALPA, to:

         Elizabeth Koby, Esq.
         Air Line Pilots Association, International
         535 Herndon Parkway
         Herndon, VA  22070
         Telephone: (703) 689-4125
         Facsimile:  (703) 689-4370

         If to the ESOP Committee, to:

         ESOP Committee
         TWA MEC
         3221 McKelvey Road, Suite 200
         Bridgeton, MO  63044
         Telephone: (314) 770-8500
         Facsimile: (314) 770-8510

         If to the MEC, to:

         Chairman, TWA MEC
         3221 McKelvey Road, Suite 200
         Bridgeton, MO  63044
         Telephone: (314) 770-8500
         Facsimile: (314) 770-8510

         If to the Company, to:

         Trans World Airlines, Inc.
         One City Centre
         515 N. Sixth Street
         St. Louis, MO  63101
         Telephone: (314) 589-3000
         Facsimile: (314) 589-3267

         Attention: Corporate Secretary

         If to Plan Administrator:

         Trans World Airlines, Inc.
         Administrative Center
         P.O. Box 20007
         Kansas City, MO  64195
         Telephone:  (816) 464-6570
         Facsimile:  (816) 464-6960

         Attention: Director of Employee Benefits

         If to any other person, to such address or facsimile number as such person may hereafter specify for such purpose, or such other address or facsimile number as any of the above may hereafter specify for such purpose by notice in accordance with the foregoing.

Each such notice, request or other communication shall be effective (i) if given by facsimile, when received by the addressee using the facsimile number specified in this Section, as evidenced by an automated confirmation receipt from the sending facsimile machine or (ii) if given by any other means, when delivered at the address specified in this Section.

         13.5       EVIDENCE.
                    --------

                    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         13.6       PARTICIPATION NOT GUARANTEE OF EMPLOYMENT.
                    -----------------------------------------

                    Participation in the Plan does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of the Company or any of its Affiliates nor any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the terms of the Plan.

         13.7       EXCLUSIVE BENEFIT OF PARTICIPANTS.
                    ---------------------------------

                    All contributions made to the Plan by the Company and Company Stock acquired with such contributions and dividends and distributions thereon, shall become a part of the Trust Fund and shall be held and disbursed by the Trustee in accordance with the provisions of the Plan and Trust Agreement. No person shall have any interest in or right to assets held in the Trust Fund except as provided in the Plan and Trust Agreement. The Trust Fund shall be held for the exclusive benefit of the Participants and their Beneficiaries, and shall be used solely to pay benefits to such persons. The Trust Fund shall not revert to the benefit of the Company or any of its Affiliates, except as provided in Section 13.2.

         13.8       ACTION BY COMPANY.
                    -----------------

                    Any action required or permitted to be taken by the Company under the Plan (including any power of the Company to amend or to terminate the Plan as provided herein) shall be by resolution of the Board of Directors or by a person or persons authorized by the Board of Directors.

         13.9       EXECUTION.
                    ---------

                    To record the adoption of this Plan, the undersigned duly authorized officers of the Company have caused this document to be executed and to bear the corporate seal of the Company, all as of the Effective Date.

                            TRANS WORLD AIRLINES, INC.


Dated:                      By:________________________________
                                 Its_____________________


                            AIR LINE PILOTS ASSOCIATION
WITNESSED:                   INTERNATIONAL


_________________________   By:________________________________
WILLIAM F. COMPTON               J. RANDOLPH BABBITT
                                 Its President